UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2018

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT  06511

(Address of principal executive offices, including ZIP code)

(203) 643-8060

(Registrant’s telephone number, including area code)

780 East Main Street

Branford, CT  06405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 20, 2018, BioXcel Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Fusco Harbour Associates, LLC (the “Landlord”) to lease approximately 11,040 rentable square feet (the “Premises”) on the 12th floor of an office building located at 555 Long Wharf Drive, New Haven, Connecticut (the “Building”).

Landlord is required to deliver the Premises to the Company as soon as practicable after the current tenant vacates the Premises (the “Commencement Date”).  The initial term of the Lease (the “Initial Term”) continues from the Commencement Date through the last day of the calendar month immediately following the seventh (7th) anniversary of the date which the earliest of (x) ninety (90) days from the Commencement Date, (y) the date on which Tenant’s Work (as defined in the Lease) is substantially completed and (z) the date on which the Company first occupies any portion of the Premises for the conduct of its business (the “Rent Commencement Date”).  The Company will have an option to extend the term of the Lease by five years subject to an increase in the base rent equal to the greater of (i) 95% of the Fair Market Rent (as defined in the Lease) or (ii) a 2.5% increase from the base rent payable during the last year of the Initial Term. This option may be exercised by the Company not less than 12 months nor more than 15 months prior to the expiration of the Initial Term.

Base rent for the first year following the Commencement Date is $18.50 per square foot, which amount will escalate each year by approximately 2.5%. The Company will also be required to pay its share of operating expenses and property taxes for the Building. The Company has paid the Landlord a security deposit of $51,060 in connection with the Lease.

An affiliate of the Landlord provide construction management services consisting of A&E oversight and completion, contractor bidding, construction oversight during the performance of Tenant’s Work and oversight of punchlist completion for a fee of five percent (5%) of the total cost of the Tenant’s Work.

The Company has a right of first refusal to rent any additional available space located on the 12th floor of the Building which is contiguous to the Premises.

The Lease contains customary provisions allowing the Landlord to terminate the Lease, for, among other things, if the Company fails to remedy a breach of any of its obligations within specified time periods, the Premises become deserted or abandoned or upon bankruptcy or insolvency of the Company.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, dated as of August 20, 2018, by and between Fusco Harbour Associates, LLC, as Landlord, and BioXcel Therapeutics, Inc., as Tenant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer

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